Artisan Partners Asset Management Inc. Reports September 2016 Assets Under Management
Milwaukee, WI - October 11, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of September 30, 2016 totaled $99.8 billion. Separate accounts accounted for $47.3 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $52.5 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of September 30, 2016 - ($ Millions)
Global Equity Team
Non-U.S. Growth	27,179
Non-U.S. Small-Cap Growth	1,097
Global Equity	1,185
Global Small-Cap Growth	77

U.S. Value Team
U.S. Mid-Cap Value	6,524
Value Equity	1,641

Growth Team
U.S. Mid-Cap Growth	14,496
U.S. Small-Cap Growth	2,382
Global Opportunities	9,329

Global Value Team
Non-U.S. Value	17,905
Global Value	15,091

Emerging Markets Team
Emerging Markets	235

Credit Team
High Income	1,784

Developing World Team
Developing World	892

Firm Total	$99,817

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com